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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 8-K/A dated December 15, 1995 in the United HealthCare Corporation's previously filed Registration Statement File No. 2-95342, No. 33-3558, No. 33-22310, No. 33-27208, No. 33-36579, No.33-50282,
No. 33-67918, No. 33-68300, No. 33-75846, No. 33-79632, No. 33-79634, No.
33-79636, No. 33-79638, No. 33-59083, No. 33-59623 and No. 33-63885.




                                                             ARTHUR ANDERSEN LLP


Hartford, Connecticut
December 18, 1995